UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

Bonanza Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52171	76-0720654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Richmond Ave, Suite 400
Houston, Texas 77098
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (713) 333-5808

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York  10005
Telephone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.

Commencing June 30, 2008 through July 7, 2008, Bonanza Oil & Gas, Inc. (the "Company"), entered into and closed a Securities Purchase Agreement (the "June 2008 Purchase Agreement") with several accredited investors (the “June 2008 Investors”) providing for the sale by the Company to the June 2008 Investors of units with each unit consisting of one share of common stock and one common stock purchase warrant half of which are exercisable at $1.00 (the “A June 2008 Warrant”) and half are exercisable at $2.00 (the “B June 2008 Warrant”).  The per unit purchase price for the units was $0.60 resulting in proceeds of approximately $1,168,000 to the Company and the issuance of 1,946,666 shares of common stock, A June 2008 Warrants issuable to purchase 973,333 shares of common stock and B June 2008 Warrants issuable to purchase 973,333 shares of common stock.

The A June 2008 Warrants are exercisable for a period of two years at an exercise price of $1.00 per share and the B June 2008 Warrants are exercisable for a period of two years at an exercise price of $2.00 per share.  In the event that the Company issues securities at a per share price less than the exercise price, then the exercise price associated with the A June 2008 Warrants and B June 2008 Warrants shall be adjusted to equal such price.  Further, if the Company issues securities at a price less than $0.60, thenthe June 2008 Investors will be entitled to receive additional shares of common stock to reflect the issuance of the additional shares.  However, no adjustment will be made for issuances relating to shares of common stock or options to employees, officers, consultants or directors of the Company, securities outstanding as of the date of the closing or securities issued in connection with acquisitions or strategic transactions.

The June 2008 Investors have contractually agreed to restrict its ability to exercise their warrants and receive shares of our common stock such that the number of shares of the Company’s common stock held by each of the June 2008 Investors after such exercise does not exceed 4.9% of the Company’s then issued and outstanding shares of common stock.

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the June 2008 Investors are accredited investor, the June 2008 Investors had access to information about the Company and its investment, the June 2008 Investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell Company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit Description
4.1	Form of Securities Purchase Agreement
4.2	Form of A June 2008 Warrants
4.3	Form of B June 2008 Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Oil & Gas, Inc.

July 7, 2008	By:	/s/ Bill Wiseman
Bill Wiseman
President and Chief Executive Officer

3